                                                                EXHIBIT 3.2 (ak)



                              OPERATING DECLARATION

                                       OF

                        ASHTON WOODS TRANSPORTATION, LLC

                       A GEORGIA LIMITED LIABILITY COMPANY



                                OCTOBER 25, 2005

                              OPERATING DECLARATION

                                       OF

                        ASHTON WOODS TRANSPORTATION, LLC


                              - TABLE OF CONTENTS -


                                                                                                          Page Number
                                                                                                          -----------
1.  Formation..................................................................................................... 1

2.  Name; Place of Business; Registered Office and Agent.......................................................... 1

3.  Purpose....................................................................................................... 2

4.  Statutory Compliance.......................................................................................... 2

5.  Title to Company Property..................................................................................... 2

6.  Management.................................................................................................... 2

         6.1.  Authority of Member................................................................................ 2

         6.2.  Duties of Member................................................................................... 2

         6.3.  Compensation....................................................................................... 3

         6.4.  Officers........................................................................................... 3

7.  Rights and Obligations of the Member.......................................................................... 3

         7.1.  Limitation on Member's Liabilities................................................................. 3

         7.2.  Voting Rights...................................................................................... 3

         7.3.  Action by Member Without a Meeting................................................................. 3

8.  Capital Contributions......................................................................................... 4

9.  Distributions................................................................................................. 4




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

10.  Books and Records............................................................................................ 4

         10.1.  Availability...................................................................................... 4

         10.2.  Reports........................................................................................... 4

         10.3.  Tax Returns....................................................................................... 4

         10.4.  Depositories...................................................................................... 4

11.  Dissolution.................................................................................................. 4

         11.1.  Events Causing Dissolution........................................................................ 4

         11.2.  Liquidation of Property and Application of Proceeds............................................... 5

                  11.2.1.  Winding Up............................................................................. 5

                  11.2.2.  Distribution of Proceeds............................................................... 5


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


                              OPERATING DECLARATION

                                       OF

                        ASHTON WOODS TRANSPORTATION, LLC


         This operating declaration ("Operating Declaration") of ASHTON WOODS TRANSPORTATION, LLC (the "Company"), effective as of the 25th day of October, 2005, is made by ASHTON WOODS USA, L.L.C., a Nevada limited liability company as the sole member (the "Member").

                                    Recitals

         WHEREAS, the Member desires to form ASHTON WOODS TRANSPORTATION, LLC as a limited liability company under the Georgia Limited Liability Company Act (O.C.G.A. Section 14-11-100 et seq.), as amended from time to time (the "Act");

         WHEREAS, the Member desires to state this Operating Declaration, as set forth below; and

         WHEREAS, this Operating Declaration is intended to constitute a written operating agreement within the meaning of O.C.G.A. Section 14-11-101(18);

         NOW, THEREFORE, the Member declares as follows:

         1. Formation.

         Effective with the filing of the Articles of Organization (the "Articles"), the Company shall constitute a limited liability company formed pursuant to the Act and other applicable laws of the State of Georgia. The Member shall, when required, file such amendments to or restatements of the Articles, in such public offices in the State of Georgia or elsewhere as the Member deems advisable to give effect to the provisions of this Operating Declaration and the Articles, and to preserve the character of the Company as a limited liability company.

         2. Name; Place of Business; Registered Office and Agent.

         The Company shall be conducted under the name of "ASHTON WOODS TRANSPORTATION, LLC" or such other name as the Member shall hereafter designate. The principal office and place of business of the Company shall be located at 1455 Old Alabama Road, Suite 100, Roswell, Georgia 30076. The initial registered agent for service of process at the registered office of the Company shall be David N. Dorough, Jr. The registered office of the Company shall be located at Two Decatur TownCenter, Suite 520, 125 Clairemont Avenue, DeKalb County, Decatur, Georgia 30030-2553.



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         3.  Purpose.

         The purposes of the Company are to:

               (a) accomplish any lawful business which at any time appears to the Member as conducive to or expedient for the protection or benefit of the Company and its property;

               (b) exercise all powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act; and

               (c) engage in all activities necessary, customary, convenient or incident to such purposes.

         4. Statutory Compliance.

         The Company shall exist under and be governed by, and this Operating Declaration shall be construed in accordance with, the applicable laws of the State of Georgia. The Member shall execute and file such documents and instruments as may be necessary or appropriate with respect to the formation of, and the conduct of business by, the Company.

         5. Title to Company Property.

         All property shall be owned by the Company and, insofar as permitted by applicable law, the Member shall have no ownership interest in the property. Except as provided by law, an ownership interest in the Company shall be personal property for all purposes.

         6. Management.

               6.1. Authority of Member. The business and affairs of the Company shall be managed by the Member. Except as provided by applicable law, the Member shall have full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company's business. The signature of any one or more officers of the Member on any document or instrument purporting to bind the Company shall constitute conclusive evidence as to third parties of the authority of such person to execute such document or instrument on behalf of the Company and thereby so bind the Company.

               6.2. Duties of Member.

                  6.2.1. The Member shall take all actions necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Georgia and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company's purposes.



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

                  6.2.2. The Member shall devote to the Company such time as may be necessary for the proper performance of all duties of the Member under this Operating Declaration, but the Member shall not be required to devote full time to the performance of such duties and may have other business interests or engage in other business activities. The Member shall not incur liability to the Company or to the Member as a result of engaging in any other business or venture.

               6.3. Compensation. Compensation of the Member for its management duties shall be fixed from time to time by the Member, absent which the Member shall serve without compensation.

               6.4 Officers. The Member may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Georgia. Any officers so designated shall have such authority and perform such duties as the Member may, from time to time delegate to them. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the laws of the State of Georgia, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Member. Each officer shall hold office until his successor shall be duly designated, or until his death, resignation or removal, to be determined in the sole discretion of the Member. Any number of offices may be held by the same person. Compensation of any officer shall be fixed from time to time by the Member, absent which the officers shall serve without compensation. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Member; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officers shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Member.

         7. Rights and Obligations of the Member.

               7.1. Limitation on Member's Liabilities. The Member's liability shall be limited as set forth in this Operating Declaration, the Act, and other applicable law. The Member shall not be bound by, or be personally liable for, the expenses, liabilities, or obligations of the Company beyond the amount contributed by the Member to the capital of the Company, except as provided O.C.G.A. Section 14-11-408 with regard to a wrongful distribution.

               7.2. Voting Rights. Except as otherwise specifically set forth in this Operating Declaration, the Member shall have only the voting rights set forth in the Act.

               7.3. Action by Member Without a Meeting. Any action required or permitted to be taken by the Member may be taken with or without a meeting, and with or without any written consents or other writings describing the action taken.



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

         8. Capital Contributions.

         The Member shall contribute such amounts or property as it may from time to time deem necessary or appropriate.

         9. Distributions.

         All distributions by the Company shall be made at the discretion of the Member.

         10. Books and Records.

               10.1. Availability. At all times during the existence of the Company, the Member shall keep or cause to be kept complete and accurate books and records appropriate and adequate for the Company's business. Such books and records, whether financial, operational, or otherwise and including a copy of this Operating Declaration and any amendments, shall at all times be maintained at the principal place of business of the Company. The Member or such Member's duly authorized representative, subject to reasonable standards established by the Member governing what information and documents are to be furnished at what time and location and at whose expense, shall have the right at any time, for any purpose reasonably related to such Member's ownership interest, to inspect and copy from such books and documents during normal business hours.

               10.2. Reports. The Member shall cause to be produced a profit and loss statement for, and a balance sheet as of the end of, each fiscal year.

               10.3. Tax Returns. The Member shall cause an accountant to prepare all tax returns which the Company is required to file, if any, and shall file with the appropriate taxing authorities all such returns in a manner required for the Company to be in compliance with any law governing the timely filing of such returns.

               10.4. Depositories. The Member shall maintain or cause to be maintained one or more accounts for the Company in such depositories as the Member shall select. All receipts of the Company from whatever source received (but no funds not belonging to the Company) shall be deposited to such accounts, and all expenses of the Company shall be paid from such accounts. All amounts so deposited shall be received, held, and disbursed by the Member only for the purposes authorized by this Operating Declaration. Unless otherwise determined by the Member, all signatories on any such account shall be bonded under a blanket commercial bond insuring the Company against loss, and such accounts shall be insured against loss from forgery.

         11. Dissolution.

               11.1. Events Causing Dissolution. The Company shall be dissolved and its affairs wound up at such time as the Member determines that the Company should be dissolved, or whenever dissolution is required by law. Except as stated in the immediately preceding sentence, the provisions of O.C.G.A. Section 14-11-602 shall not apply.

               11.2. Liquidation of Property and Application of Proceeds.

                  11.2.1. Winding Up. Upon the dissolution of the Company, the Member shall wind up the Company's affairs in accordance with the Act. In winding up the affairs of the Company, the Member is authorized to take any and all actions contemplated by the Act as permissible, including, without limitation:

                     (i) prosecuting and defending suits, whether civil, criminal or administrative;

                     (ii) settling and closing the Company's business;

                     (iii) liquidating and reducing to cash the property as promptly as is consistent with obtaining its fair value;

                     (iv) discharging or making reasonable provision for the Company's liabilities; and

                     (v) distributing the proceeds of liquidation and any undisposed property.

                  11.2.2. Distribution of Proceeds. Upon the winding up of the Company, the Member shall distribute the proceeds and undisposed property as follows:

                     (i) to creditors, including the Member if the Member is a creditor (to the extent and in the order of priority provided by law), in satisfaction of liabilities of the Company, whether by payment or the making of reasonable provisions for payment thereof; and

                     (ii) thereafter, to the Member.


         IN WITNESS WHEREOF, the sole Member hereby makes this Operating Declaration as of the date first above written.

                            MEMBER:   ASHTON WOODS USA, L.L.C., a Nevada
                                      limited liability company

                                By:                                 (SEAL)
                                       -----------------------------

                              Name:
                                       -----------------------------

                             Title:
                                       -----------------------------




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